 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Westside Energy Corporation
Houston, Texas

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (No. 333-124890 and No. 333-114686) our report dated
April 16, 2007, with respect to the financial statements of Westside Energy
Corporation included in this Annual Report on Form 10-KSB as of December 31,
2006 and each of the two years then ended.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 17, 2007